Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2011 (except Note 14(b), as to which the date is October 20, 2011), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-174160) and related Prospectus of Whitesmoke, Inc. for the registration of shares of its common stock.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
October 20, 2011
Tel Aviv, Israel